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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2002
(April 5, 2002)

WESTERN GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10389 (Commission File Number)	84-1127613 (I.R.S. Employer Identification No.)
12200 N. Pecos Street	Denver, Colorado	80234-3439
(Address of principal executive offices)		(Zip Code)

(303) 452-5603
(Registrant's telephone number, including area code)

No Changes
(Former name or former address, if changed since last report).

ITEM 5. OTHER EVENTS

        Western announced on April 5, 2002 that the Company has established natural gas hedging positions for 2003 totaling 40,000 MMbtus per day, which represent approximately 25 percent of Western's projected equity gas volumes. The Company has established hedging positions for 20,000 MMbtus per day at an average price of $3.75 per MMbtu. Additionally, the Company has established collar structures for 20,000 MMbtus per day with a minimum price of $3.50 per MMbtu and an average maximum price of $4.43 per MMbtu. All prices are NYMEX-equivalent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN GAS RESOURCES, INC. (Registrant)
Date: April 15, 2002	By:	/s/ WILLIAM J. KRYSIAK William J. Krysiak Vice President - Finance (Principal Financial and Accounting Officer)

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SIGNATURES